Exhibit 99.1

PART I - FINANCIAL INFORMATION

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ITEM 1. FINANCIAL STATEMENTS

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SECURED INVESTMENT RESOURCES FUND, L.P. II

(A LIMITED PARTNERSHIP)

BALANCE SHEETS

(UNAUDITED)

	September 30	December 31
	2006	2005
ASSETS

Property at cost:
Building and improvements	$24,841,087	$24,561,711
Less: accumulated depreciation	(15,213,603)	(14,522,653)

Building and improvements net	9,627,484	10,039,058

Land	2,281,958	2,281,958
Property net	11,909,442	12,321,016

Cash and cash equivalents	646,129	423,304
Accounts receivable, net	1,385,321	1,163,827
Restricted cash	2,235,326	1,527,755
Debt financing costs, net	637,948	586,116
Prepaid expenses	86,716	64,577
Other assets, net	252,449	262,746

TOTAL ASSETS	$17,153,367	$16,349,341

LIABILITIES AND PARTNERS’ EQUITY

Mortgage loans payable	$12,556,759	$11,932,378
Bonds payable	9,000,000	9,000,000
Accrued interest	124,256	93,741
Real estate taxes payable	205,816	142,406
Security deposits	144,103	130,904
Accounts payable and other accrued expenses	340,374	293,225

TOTAL LIABILITIES	$22,371,308	$21,592,654

PARTNERS’ CAPITAL / (DEFICIT)

Minority interest	801,000	801,000
Limited Partners	(5,995,857)	(6,020,975)
General Partner	(23,084)	(23,338)

TOTAL PARTNERS’ CAPITAL / (DEFICIT)	($5,217,941)	($5,243,313)

TOTAL LIABILITIES AND PARTNERS CAPITAL / (DEFICIT)’	$17,153,367	$16,349,341

See Accompanying Notes to Financial Statements

SECURED INVESTMENT RESOURCES FUND, L.P. II

(A LIMITED PARTNERSHIP)

BALANCE SHEETS

(UNAUDITED)

	Three Months Ended	Three Months Ended
	September 30	September 30
	2006	2005

REVENUES

Rent	$1,314,888	1,184,845
Other Property income	160,289	115,455
Interest	57,217	75,442

TOTAL REVENUE	1,532,394	1,375,742

EXPENSES:

Salaries	117,746	201,755
Maintenance and repairs	69,230	99,625
Utilities	110,280	99,113
Real estate taxes	74,498	137,019
General administrative	269,304	444,417
Contract Services	176,706	168,957
Insurance	32,926	29,583
Interest	323,742	392,034
Depreciation and amortization	247,166	314,858
Property management fees	51,763	41,689

TOTAL EXPENSES	$1,553,361	$1,929,050

NET INCOME / (LOSS)	($976)	($553,308)

NET INCOME / (LOSS) ATTRIBUTABLE TO;

Limited Partners	($957)	($547,775)
General Partner	(10)	(5,533)

TOTAL	($967)	($553,308)

NET INCOME / (LOSS) PER UNIT	($0.49)	($10.21)

PARTNERSHIP UNITS OUTSTANDING	53,661	53,661

See Accompanying Notes to Financial Statements

SECURED INVESTMENT RESOURCES FUND, L.P. II

(A LIMITED PARTNERSHIP)

BALANCE SHEETS

(UNAUDITED)

	Nine Months Ended	Nine Months Ended
	September 30	September 30
	2006	2005

REVENUES

Rent	$3,823,026	$2,487,946
Other Property income	394,884	389,557
Interest	342,073	88,867

TOTAL REVENUE	$4,559,983	$3,996,370

EXPENSES:

Salaries	524,080	509,263
Maintenance and repairs	213,541	251,782
Utilities	299,915	283,210
Real estate taxes	281,646	337,158
General administrative	725,445	860,474
Contract Services	497,982	279,487
Insurance	94,040	99,157
Interest	1,014,431	1,152,426
Depreciation and amortization	742,493	572,834
Property management fees	141,038	146,228

TOTAL EXPENSES	$4,534,609	$4,692,019

NET INCOME / (LOSS)	$25,372	($725,649)

NET INCOME / (LOSS) ATTRIBUTABLE TO;

Limited Partners	$25,120	($718,393)
General Partner	$254	($7,256)

TOTAL	$25,374)	($725,649)

NET INCOME / (LOSS) PER UNIT	$0.47	($13.39)

PARTNERSHIP UNITS OUTSTANDING	53,661	53,661

See Accompanying Notes to Financial Statements

SECURED INVESTMENT RESOURCES FUND, L.P. II

(A LIMITED PARTNERSHIP)

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

		GENERAL	LIMITED
	TOTAL	PARTNER	INTERESTS
PARTNERS’ CAPITAL / (DEFICIT)
January 1, 2006	$(6,044,313)	$(23,338)	$(6,020,975)

1st Quarter 2006 Distribution	(-)	(-)	(-)
2nd Quarter 2006 Distribution	(-)	(-)	(-)
3rd Quarter 2006 Distribution	(-)	(-)	(-)

Net Income	$25,372	$254	$25,118

PARTNERS’ CAPITAL / (DEFICIT)
June 30, 2006	$(6,018,941)	$(23,084)	$(5,995,857)

See Accompanying Notes to Financial Statements

SECURED INVESTMENT RESOURCES FUND, L.P. II

(A LIMITED PARTNERSHIP)

STATEMENTS OF CASH FLOWS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

	September 30	September 30
	2006	2005
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income / (Loss)	$25,372	($725,647)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	742,494	554,656
Change in operating assets and liabilities:
(Increase) decrease in accounts receivable , net	(221,494)	437,519
(Increase) decrease in prepaid expenses	(22,139)	(3,971)
Decrease (increase) in accrued interest	30,515	(1,046,709)
Decrease (increase) in real estate taxes payable	63,410	207,250
Decrease (increase) in security deposit liability	13,199	(24,187)
Decrease (increase) in accounts
payable and other accrued expenses	47,149	(309,318)

Net cash provided by operating activities	$678,506	($910,407)

CASH FLOW FROM INVESTING ACTIVITIES
Property improvements	($279,376)	($184,316)

CASH FLOW FROM FINANCING ACTIVITIES
(Increase) decrease in restricted cash	(707,607)	(347,363)
Principal repayments on mortgage loans payable	(2,500,619)	(263,109)
Funds raised on debt refinancing	3,125,000	0
(Increase) decrease in debt financing and other
assets	(93,079)	(14,897)
Capital contributions	0	801,000

Net cash provided (used) in financing activities	($176,305)	175,631

NET INCREASE / (DECREASE) IN CASH AND
CASH EQUIVALENTS	$222,825	($919,092)

CASH AND CASH EQUIVALENTS, BEGINNING
OF PERIOD	$423,304	$1,448,607

CASH AND CASH EQUIVALENTS, END OF PERIOD	$646,129	$529,515

See Accompanying Notes to Financial Statements

SECURED INVESTMENT RESOURCES FUND, L.P. II

(A LIMITED PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

NOTE A--BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of these quarterly periods have been included. The financial statements as of and for the periods ended September 30, 2006 and 2005, as well as December 31, 2005, are unaudited. The results of operations for the interim periods shown in this report are not necessarily indicative of the results of operations that may be expected for any other interim period or for the full fiscal year. Certain amounts for 2005 have been reclassified to conform with the 2006 presentation.

NOTE B--REAL ESTATE DEBT

Mortgage debt consists of the following:

	September 30,	December 31,
	2006	2005
Bonds Payable: Oak Terrace	$9,000,000	$9,000,000

First Mortgages:
Sunwood Village Apartments	$9,431,759	$9,539,055
Bayberry Crossing Shopping Ctr.	3,125,000	2,393,323
	$12,556,759	$11,932,328

Interest expense totaled $1,014,431 and $1,152,426 during the first three quarters of 2006 and 2005, respectively.

NOTE C--RELATED PARTY TRANSACTIONS

Millenium Management, LLC performs various professional services for the Partnership, primarily tax accounting, audit preparation, SEC report preparation, and investor services. No fees were paid by the Partnership to

Millenium Management, LLC or its agents in the three months ended September 30, 2006 or 2005.

Amounts due from related parties consist of the following:

	September 30	December 31
	2006	2005

Secured Investment Resources Fund, LP	$999,655	$817,261

The Partnership has no employees and depends on the General Partner and its affiliates for the management and administration of all Partnership activities. The Partnership Agreement provides for (i) certain payments to affiliates for services and (ii) reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.

No affiliate of the General Partner receives any compensation from the Partnership for providing management services.

The Partnership carries insurance (where applicable) for property/excess property risks, boiler and machinery risks, earthquake, and general/excess liability through insurance polices obtained by Everest Properties II, LLC, an affiliate of the General Partner, from insurers unaffiliated with the General Partner. During the nine months ended September 30, 2006, the Partnership paid directly to AON, an insurance broker engaged by Everest Properties II, LLC $117,546 for its insurance coverages. This payment reflects coverage for the Partnership for the period from May 1, 2006 to April 30, 2007. The Partnership paid approximately $103,594 to AON for its insurance coverages during the year ended December 31, 2005 (reflecting coverage for the period from May 1, 2005 to April 30, 2006).

NOTE D--CASH DISTRIBUTIONS

No cash distributions have been made since October 1998. Future distributions will only be made from excess cash flow not needed for working capital reserves.

NOTE E--CONTINGENCIES

Environmental

Various Federal, state and local laws subject property owners or operators to liability for management, and the costs of removal or remediation, of certain hazardous substances present on a property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of the hazardous substances. The presence of, or the failure to manage or remedy properly, hazardous substances may adversely affect occupancy at affected apartment communities and the ability to sell or finance affected properties. In addition to the costs associated with investigation and remediation actions brought by government agencies, and potential fines or penalties imposed by such agencies in connection therewith, the presence of hazardous substances on a property could result in claims by private plaintiffs for personal injury, disease, disability or other infirmities. Various laws also impose liability for the cost of removal, remediation or disposal of hazardous substances through a licensed disposal or treatment facility. Anyone who arranges for the disposal or treatment of hazardous substances is potentially liable under such laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. In connection with the ownership, operation and management of properties, we could potentially be liable for environmental liabilities or costs associated with our properties or properties we acquire or manage in the future.

We have made no determination concerning whether our legal obligations, if any, to remove or remediate hazardous substances may be conditional asset retirement obligations as defined in FASB Interpretation No. 47, Conditional Asset Retirement Obligations. Except in limited circumstances where the asset retirement activities are expected to be performed in connection with a planned construction project or property casualty, we believe that the fair value of our asset retirement obligations, if any, cannot be reasonably estimated due to significant uncertainties in the timing and manner of settlement of those obligations.

Mold

The Partnership has not been named as a defendant in any lawsuits that have alleged personal injury and property damage as a result of the presence of mold. However, we are aware of lawsuits against owners and managers of other multi-family properties asserting claims of personal injury and property damage caused by the presence of mold, some of which have resulted in substantial monetary judgments or settlements. We do not have insurance coverage for property damage loss claims specifically arising from the presence of mold and for personal injury claims related to mold exposure. We believe our current policies and procedures will prevent or eliminate mold exposure from our properties and will minimize the effects that mold may have on our residents. To date, we have not incurred any material costs or liabilities relating to claims of mold exposure or to abate mold conditions. Because the law regarding mold is unsettled and subject to change, we can make no assurance that liabilities resulting from the presence of or exposure to mold will not have a material adverse effect on our consolidated financial condition or results of operations.

Litigation

Sunwood Village Litigation

On March 8, 2005, Mega Ventures, LLC filed Case No. A500656 in the District Court of Clark County, Nevada, to enforce an agreement to sell the Partnership’s Sunwood Village Apartments, which agreement was signed by one of the Partnership’s former general partners. The Partnership believes that the underlying agreement was terminated or is otherwise not enforceable and that it is in the best interest of the Partnership not to sell Sunwood Village for the price to which the former general partner agreed. The Partnership believes that the outcome of this litigation will likely have a material impact on the value of the Partnership.

Litigation Against Former General Partner

On November 9, 2005, the Partnership filed Case no. 05CV08810 in the District Court of Johnson County, Kansas, alleging that the Partnership’s former general partner, James R. Hoyt, failed to make the first required payment on a promissory note Mr. Hoyt signed in order to repay $2,500,000 that he owes/owed to the Partnership. This litigation was settled in January 2007. Pursuant to the settlement, Mr. Hoyt agreed to have judgment entered in the Partnership’s favor in the amount of $2,750,000, and to pay $100,000 to the Partnership in cash immediately. As part of the settlement, Mr. Hoyt has provided information regarding his assets and income that, if true, indicates that the Partnership is unlikely to be able to collect any significant portion of the balance of the judgment. The settlement requires Mr. Hoyt to provide documents and to testify under oath regarding his financial situation, and provides the Partnership with a year to investigate further in order to attempt to verify such information. If Mr. Hoyt misrepresented his financial condition, the Partnership will be entitled to attempt to collect the balance of the judgment. Otherwise, the judgment will be discharged at the end of such time. The general partner believes the settlement is more favorable to the Partnership than what the Partnership would likely have been able to achieve through contested litigation. The Partnership does not believe that the ultimate outcome of this litigation will have a material adverse effect on the Partnership’s consolidated financial condition or results of operations.

The Partnership is unaware of any other pending or outstanding litigation matters involving it or its investment properties that are not of a routine nature.

NOTE F--SUBSEQUENT EVENT

On August 1, 2006 a Full Recourse Promissory Note (the “Note”) was entered into between Secured Investment Resources Fund, L.P. (“SIR I”) and Secured Investment Resources Fund, L.P. II (“SIR II”) and the Partnership regarding the aggregate amount of $999,656 then owed to the Partnership by SIR I.

The Note provided SIR I with the time and opportunity to try to sell its property in order to repay the Note and was due and payable on September 30, 2006, unless SIR I entered into or was negotiating a contract to sell its property.

By October 1, 2006, SIR I had done neither and had not made the required payment of principal and interest called for by the Note and had thus defaulted on the payment of both the principal and interest due on the Note. The Partnership exercised its remedies in respect to the collateral of the Note, acquiring SIR I’s 100% interest in Cascade Joint Venture, L.P., the limited partnership that owns Cascade Apartments. SIR I consented to this action in full satisfaction of its obligations to the Partnership.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS

GENERAL

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The information contained herein and the documents incorporated herein by reference, if any, contain forward-looking statements that have been made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on current expectations, estimates and projections about the Partnership’s industry, management beliefs, and certain assumptions made by the Partnership’s management and involve known and unknown risks, uncertainties and other factors. Such factors include the following: general economic and business conditions, which will, among other things, affect the demand for retail space or apartment rentals, availability and creditworthiness of prospective tenants, lease rents and the terms and availability of financing; risks of real estate development and acquisition; governmental actions and initiatives; and environmental and safety requirements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements that were true, or reasonably expected, at the time made, may ultimately prove to be incorrect or false. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this report. Other than as required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of future events or changes to future operating results.

ORGANIZATION AND CAPITALIZATION

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Secured Investment Resources Fund, LP II, a Delaware limited partnership (the “Partnership”), was formed on July 1, 1986, for the purpose of investing in existing income-producing commercial and residential real estate. The current general partner is Millenium Management, LLC, having taken over the management of the Partnership from a receiver, in March 2005. The Partnership began operations on September 24, 1988, and as of September 30, 2006 owned and operated one shopping center located in Kansas City, Missouri and two multi-family residential apartment complexes located in Las Vegas, Nevada and Springfield, Illinois.

The Partnership commenced a public offering on September 25, 1986 in order to fund the Partnership’s real property acquisitions. The partnership terminated its public offering on September 24, 1988, raising $26,830,500 from the sale of 53,661 limited partner interests.

RESULTS OF OPERATIONS

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COMPARISON OF THREE MONTHS ENDED SEPTEMBER 30, 2006 TO THREE MONTHS ENDED SEPTEMBER 30, 2005

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The Partnership recognized a net loss of $976 for the three months ended September 30, 2006 as compared to a net loss of $553,308 for the same period in 2005. The decrease in net loss is primarily due to the following factors:

revenues increased by $156,652 or 11.4%, to $1,532,361 for the three months ended September 30, 2006 as compared to $1,375,742 for the three months ended September 30, 2005 due to an increase in occupancy at the Las Vegas and Springfield properties and the recovery of prior year Common Area Maintenance charges at the shopping center; and

expenses decreased by $395,689 or 20.5%, to $1,533,361 for the three months ended September 30, 2006 as compared to $1,929,050 for the three months ended September 30, 2005. The decrease is primarily due to a decrease in administration costs of $175,113 (receivables of $301,576 were deemed uncollectible in the three months ended September 30, 2005). This has been partially offset by legal fees of $144,512 incurred in the three months ended September 30, 2006 (for the Mega Ventures, LLC litigation and the Sunwood Village bankruptcy filing.); interest expenses of $68,292 (with $48,773 of default interest accrued for the Sunwood loan for the three months ended September 30, 2005); depreciation and amortization of $67,692 (six months depreciation was charged in the third quarter of 2005 for Oak Terrace to correct an error that occurred in the second quarter); and property taxes of $62,521 (2004 taxes of $26,180 for Sunwood were recorded in the three months ended September 30, 2005 and additionally the Bayberry property successfully appealed its property tax assessment in the third quarter of 2006 which resulted in a reduction of its liability of $25,454.)

On September 12, 2006, Sunwood Village Joint Venture, Limited Partnership, a Nevada limited partnership, filed a voluntary petition for relief under the provisions of Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Nevada, Case No. BK-S-06-12463. The registrant holds a limited partnership interest in Sunwood that represents a material portion, but not substantially all of, the assets of the registrant.

The bankruptcy was occasioned by the maturity of the mortgage loan on Sunwood’s property at the same time Sunwood was effectively prevented from selling or refinancing the property because of the lis pendens recorded by Mega Ventures against the property relating to the litigation over their attempt to purchase the property.

Pursuant to Chapter 11 of the U.S. Bankruptcy Code, Sunwood retains possession and control of its assets and is operating its business as a debtor in possession while being subject to the jurisdiction of the Bankruptcy Court.

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 2006 TO NINE MONTHS ENDED SEPTEMBER 30, 2005

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The Partnership recognized net income of $25,374 for the nine months ended September 30, 2006 as compared to net loss of $(725,649) for the same period in 2005. The increase is primarily due to the following factors:

interest income increased by $253,206 to $342,073 for the nine months ended September 30, 2006 as compared to $88,867 for the nine months ended September 30, 2005. The net increase is due to the recognition of prior years’ interest on a note from Secured Investment Resources Fund, LP; and

rental revenues increased by $335,080 or 9.6%, to $3,823,026 for the nine months ended September 30, 2006 as compared to $3,487,946 for the nine months ended September 30, 2005 due to an increase in occupancy at the Las Vegas and Springfield properties; and

expenses decreased by $157,410 or 3.4% to $4,534,609 for the nine months ended September 30, 2006 as compared to $4,692,019 for the corresponding period in 2005. Decreases in interest, administrative, and real estate tax costs of $137,995, $135,031 and $55,512 respectively were partially offset by an increase in depreciation and amortization of $19,659.

LIQUIDITY AND CAPITAL RESOURCES

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The Partnership has had insufficient funds to hire an independent registered public accounting firm to complete audits of the Partnership’s annual financial statements and reviews of the Partnership’s quarterly financial statements. The General Partner has concluded that the Partnership’s expected cash flow, revenues and working capital is insufficient to meet the Partnership’s current and foreseeable future operating requirements. Because the cash flow, revenues and expenses of the Partnership will depend on future facts and circumstances relating to the Partnership’s properties, as well as market and other conditions beyond the control of the Partnership, cash flow deficiencies have occurred, are continuing to occur and may continue to occur for an extended period of time.

Other than as described above, management is not aware of any significant trends, events, commitments for capital expenditures or uncertainties that will or are likely to materially impact the Partnership’s liquidity.

The cash on hand at September 30, 2006 may be used for (a) the capital improvement requirements of the Partnership’s properties, (b) legal costs re the

Mega Ventures, LLC lawsuit, and (c) for other general Partnership purposes, including the costs of leasing vacant or soon to be vacant space, and costs of compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and other regulatory and public company costs.

Net cash provided by operating activities of $678,506 for the nine months ended September 30, 2006 included (i) net income of $25,372, (ii) non-cash adjustments of $742,494 for depreciation and amortization expense, and (iii) a net change in operating assets and liabilities of ($89,360).

Net cash used by operating activities of ($910,407) for the nine months ended September 30, 2005 included (i) net loss of ($725,647), (ii) non cash adjustments of $554,656 for depreciation and amortization expense, and (iii) a net change in operating assets and liabilities of ($739,279).

Net cash used in investing activities of $279,376 for the nine months ended September 30, 2006 was for capital expenditures on the Partnership’s property investments.

Net cash used in investing activities of $184,316 for the nine months ended September 30, 2005 was for capital expenditures on the Partnership’s property investments.

Net cash used in financing activities of $176,305 for the nine months ended September 30, 2006 included (i) principal repayments on mortgage loans payable of $2,500,619, (ii) an increase in restricted cash of $707,607, and (iii) an increase in debt financing and other assets of $93,079, offset by obtaining a mortgage loan of $3,125,000.

Net cash used in financing activities of $175,631 for the nine months ended September 30, 2005 included (i) principal repayments on mortgage loans payable of $263,109, (ii) an increase in restricted cash of $347,363, and (iii) an increase in debt financing and other assets of $14,897. This was offset by an infusion of capital in Sunwood JV subsidiary of $801,000.

OFF-BALANCE SHEET ARRANGEMENTS

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The Partnership has no off-balance sheet arrangements as contemplated by Item 303(c) of Regulation S-B.

ITEM 3. CONTROLS AND PROCEDURES.

The President and Chief Financial Officer of Millenium Management, LLC, the general partner of the Partnership, are the principal executive officer and principal financial officer of the Partnership. However, as the Partnership has been unable to engage an independent certified accountant to audit the books and records of the Partnership for the period in which Millenium has been the general partner of the Partnership and the period relating back to the prior general partner, neither the President nor the Chief Financial Officer of Millenium have been able to evaluate, in accordance with Rules 13a-15 and 15d-15 of the Securities Exchange Act of 1934, as amended (the “Act”), the effectiveness of the Partnership’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-(e) of the Act) as of the end of the period covered by this report. However, the President and the Chief Financial Officer of Millenium Management LLC believe that as of the end of the period covered by this report the Partnership’s disclosure controls and procedures are effective to provide reasonable assurance that information disclosed by the Partnership and its subsidiaries is accurate.

There were no changes in the Partnership’s internal control over financial reporting that occurred during the Partnership’s last fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

PART II - OTHER INFORMATION

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Item 1.	LEGAL PROCEEDINGS

Sunwood Village Litigation

On March 8, 2005, Mega Ventures, LLC filed Case No. A500656 in the District Court of Clark County, Nevada, to enforce an agreement to sell the Partnership’s Sunwood Village Apartments, which agreement was signed by one of the Partnership’s former general partners. The Partnership believes that the underlying agreement was terminated or is otherwise not enforceable and that it is in the best interest of the Partnership not to sell Sunwood Village for the price to which the former general partner agreed. The Partnership believes that the outcome of this litigation will likely have a material impact on the value of the Partnership.

Litigation Against Former General Partner

On November 9, 2005, the Partnership filed Case no. 05CV08810 in the District Court of Johnson County, Kansas, alleging that the Partnership’s former general partner, James R. Hoyt, failed to make the first required payment on a promissory note Mr. Hoyt signed in order to repay $2,500,000 that he owes/owed to the Partnership. This litigation was settled in January 2007. Pursuant to the settlement, Mr. Hoyt agreed to have judgment entered in the Partnership’s favor in the amount of $2,750,000, and to pay $100,000 to the Partnership in cash immediately. As part of the settlement, Mr. Hoyt has provided information regarding his assets and income that, if true, indicates that the Partnership is unlikely to be able to collect any significant portion of the balance of the judgment. The settlement requires Mr. Hoyt to provide documents and to testify under oath regarding his financial situation, and provides the Partnership with a year to investigate further in order to attempt to verify such information. If

Mr. Hoyt misrepresented his financial condition, the Partnership will be entitled to attempt to collect the balance of the judgment. Otherwise, the judgment will be discharged at the end of such time. The general partner believes the settlement is more favorable to the Partnership than what the Partnership would likely have been able to achieve through contested litigation. The Partnership does not believe that the ultimate outcome of this litigation will have a material adverse effect on the Partnership’s consolidated financial condition or results of operations.

The Partnership is unaware of any other pending or outstanding litigation matters involving it or its investment properties that are not of a routine nature arising outside of the ordinary course of business.

Item 2.	CHANGES IN SECURITIES

Inapplicable.

Item 3.	DEFAULTS UPON SENIOR SECURITIES

None.

Item 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Inapplicable.

Item 5.	OTHER INFORMATION

On August 15, 2006 the mortgage on the shopping center owned by the partnership was refinanced. A condition of obtaining the new loan was that a separate subsidiary be formed and that the property be contributed to it. Everest Bayberry, LP, a California limited partnership now owns title to the shopping center and is wholly owned by the Partnership.

On September 12, 2006, Sunwood Village Joint Venture, Limited Partnership, a Nevada limited partnership, filed a voluntary petition for relief under the provisions of Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Nevada, Case No. BK-S-06-12463. The registrant holds a limited partnership interest in Sunwood that represents a material portion, but not substantially all of, the assets of the registrant.

The bankruptcy was occasioned by the maturity of the mortgage loan on Sunwood’s property at the same time Sunwood was effectively prevented from selling or refinancing the property because of the lis pendens recorded by Mega Ventures against the property relating to the litigation over their attempt to purchase the property.

The Sunwood Village litigation described above was removed to the bankruptcy court and will continue in that forum. Pursuant to Chapter 11 of the U.S. Bankruptcy Code, Sunwood retains possession and control of its assets and is operating its business as a debtor in possession while being subject to the jurisdiction of the Bankruptcy Court.

Item 6.	EXHIBIT AND REPORTS ON FORM 8-K

(a) Exhibits

None.